Exhibit 7(a)(3)
                 CONTROL RESOURCES CORPORATION

       Statements of Operations and (Accumulated Deficit)
                       Retained Earnings

             Years ended December 31, 1996 and 1995


                                               1996              1995

Net sales (note 11)                       $  4,339,370     $ 10,040,655
Cost of goods sold, including $812,711
  and $1,189,692 in 1996 and 1995,
  respectively, of customer funded
  research and development
  costs (note 2)                             4,088,972        5,373,812
                                          ------------     ------------

    Gross profit                               250,398        4,666,843
                                          ------------     ------------

Operating expenses:
  Selling, general and administrative        2,817,014        2,639,424
  Research and development (note 2)          2,685,337        1,638,768
                                          ------------     ------------

                                             5,502,351        4,278,192
                                          ------------     ------------

     Operating (loss) income                (5,251,953)         388,651
                                          ------------     ------------

Other (income) expense:
  Interest expense                              89,009           68,679
  Interest income                               (5,517)              --
                                          ------------     ------------

                                                83,492           68,679
                                          ------------     ------------

    (Loss) earnings before income tax
       (benefit) expense                    (5,335,445)         319,972

Income tax (benefit) expense (note 10)        (139,793)          82,500
                                          ------------     ------------

   Net (loss) income                        (5,195,652)         237,472

Retained earnings at beginning of year       1,818,895        1,581,423
                                          ------------     ------------

(Accumulated deficit) retained
   earnings at end of year                $ (3,376,757)       1,818,895
                                          ============     ============



See accompanying notes to financial statements.